================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

               Filed by the Registrant [X]
               Filed by a Party other than the Registrant [_]

               Check the appropriate box:

                  [_] Preliminary Proxy Statement
                  [_] Confidential, for Use of the Commission Only
                      (as permitted by Rule 14a-6(e)(2))
                  [X] Definitive Proxy Statement
                  [_] Definitive Additional Materials
                  [_] Soliciting Material Pursuant to Rule 14a-11(c) or
                      Rule 14a-12

                              ProCyte Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X] No Fee Required
  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

                                     CALCULATION OF FILING FEE
===========================================================================================================
                                                  Per unit price or
                                                  other underlying
                                                value of transaction        Proposed
Title of each class of   Aggregate number of    computed pursuant to        maximum
 securities to which     securities to which          Exchange          aggregate value
 transaction applies:    transaction applies:      Act Rule 0-11:       of transaction:   Total fee paid:
-----------------------------------------------------------------------------------------------------------
===========================================================================================================

        [_] Fee paid previously with preliminary materials.

     ---------------------------------------------------------------------------
        [_] Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid: ____________________________________________
        (2) Form, Schedule or Registration Statement No.: ______________________
        (3) Filing Party: ______________________________________________________
        (4) Date Filed: ________________________________________________________

                              ProCyte Corporation


                NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDEERS
                      TO BE HELD WEDNESDAY, MAY 23, 2001

TO THE SHAREHOLDERS OF PROCYTE CORPORATION:

     You are cordially invited to attend the Annual Meeting of the Shareholders (the "Annual Meeting") of ProCyte Corporation, a Washington corporation (the "Company"), to be held on Wednesday, May 23, 2001 at 9:00 a.m., Pacific Daylight Time, at the Bellevue Hyatt Hotel, 900 Bellevue Way NE, Bellevue, Washington, 98004, for the following purposes:

     1. To elect five Directors of the Company;

     2. To transact such other business as may properly come before the meeting and any adjournments and postponements thereof.

     Holders of the Common Stock of the Company at the close of business on April 10, 2001 are entitled to notice of and to vote upon all matters at the Annual Meeting.

     You are invited to attend the Annual Meeting so that we may have the opportunity to meet with you and discuss the affairs of the Company. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. A stamped, addressed envelope is enclosed for your convenience in returning your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John F. Clifford

John F. Clifford
Chairman and Chief Executive Officer

Redmond, Washington
April 16, 2001

                              PROCYTE CORPORATION

            PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 2001

     This Proxy Statement is furnished by and the accompanying proxy is solicited on behalf of the Board of Directors of ProCyte Corporation, a Washington corporation (the "Company" or "ProCyte"), for use at its Annual Meeting of Shareholders to be held at the Bellevue Hyatt Hotel, 900 Bellevue Way NE, Bellevue, Washington, 98004 on Wednesday, May 23, 2001 at 9:00 a.m., Pacific Daylight Time, and at any adjournment thereof (the "Annual Meeting"). The Company's Annual Report for the year ended December 31, 2000, Notice of Annual Meeting, and a proxy accompany this Proxy Statement. The Company's principal offices are located at 8511 - 154th Avenue NE, Redmond, WA 98052. The approximate date of the mailing of this Proxy Statement and form of proxy is April 16, 2001.

Record Date and Voting Securities

     Shareholders of record at the close of business on April 10, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. The only voting securities of the Company are shares of Common Stock, $.01 par value per share (the "Common Stock"). Each share of Common Stock outstanding is entitled to one vote per share on any matter brought before the meeting. Cumulative voting is not permitted by the Company's bylaws. On April 10, 2001, the Company had outstanding 15,555,017 shares of Common Stock. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. Under Washington law and the Company's Articles of Incorporation and Bylaws, if a quorum is present at the meeting: the five nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting will be elected directors. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to vote the shares in their best judgment.

     Abstentions and "broker non-votes" (shares held by broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence of a quorum. There will be no broker non-votes on the election of directors since brokers who hold shares for the accounts of their clients have authority to vote such shares with respect to these matters.

Revocation of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (i) filing with the President of the Company at the time or before the vote is taken at the Annual Meeting a written notice of revocation bearing a date later than the proxy; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the President of the Company before the vote is taken at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice or subsequent proxy should be sent so as to be delivered to ProCyte Corporation, 8511 - 154th Ave NE, Redmond, WA 98052, Attention: President, or should be hand delivered to the President of the Company at or before the time the vote is taken at the Annual Meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding ownership of the Company's Common Stock on April 10, 2001 by (i) each director, (ii) the executive officers named in the Summary Compensation Table below, (iii) all directors and executive officers of the Company as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. The number of shares beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose.

Name of Beneficial Owner                              Shares Beneficially Owned/(1)/      % of Shares Outstanding
--------------------------------------------------------------------------------------------------------------------
John F. Clifford/(2)/                                            727,334                              4.68%
Glenn A. Oclassen/(3)/                                           251,936                              1.62%
Robin L. Carmichael/(4)/                                         156,234                              1.00%
John Hammer/(5)/                                                  32,339                                 *
Robert E. Patterson/(6)/                                          89,151                                 *
Matt L. Leavitt/(7)/                                              92,651                                 *
All Directors and executive officers as a group
 (6 persons)/(8)/                                              1,349,645                              8.68%

--------------------------------------------------------------------------------------------------------------------

* Less than 1%
/(1)/ Unless otherwise indicated, each person named in the table exercises sole voting and investment power with respect to all shares beneficially owned. /(2)/ Includes 383,334 shares subject to options exercisable within 60 days of
      April 10, 2001.
/(3)/ Includes 68,000 shares subject to options exercisable within 60 days of April 10, 2001. Also includes 70,000 restricted shares held in the names of Mr. Oclassen's spouse and children.
/(4)/ Includes 120,334 shares subject to options exercisable within 60 days of
      April 10, 2001.
/(5)/ Includes 12,000 shares subject to options exercisable within 60 days of
      April 10, 2001.
/(6)/ Includes 43,000 shares subject to options exercisable within 60 days of
      April 10, 2001.
/(7)/ Includes 24,000 shares subject to options exercisable within 60 days of
      April 10, 2001.
/(8)/ Includes 650,668 shares subject to options exercisable within 60 days of April 10, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during the 2000 fiscal year all filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

                      PROPOSAL 1: ELECTION OF DIRECTORS

     The five nominees for election as directors are John F. Clifford, Dr. Matt
L. Leavitt, Glenn A. Oclassen, John Hammer and Robert E. Patterson. All of the nominees are members of the present Board. Their terms will continue until the 2002 Annual Meeting of the Shareholders, and until the election and qualification of their respective successors. Certain information concerning the nominees is set forth below. The Company does not know of any circumstances that would render any nominee named herein unavailable to serve as a director. However, if any nominee becomes unable or unwilling to serve as a director, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the existing directors.

The Board recommends that you vote FOR the election of the nominees as directors, as set forth in Item 1 on the Proxy Card.
                                 ____________

     John F. Clifford, age 58, joined the Company in August 1996 as a Director and as President, CEO. On August 25, 1999, Mr. Clifford was elected Chairman of the Board. Before joining ProCyte, Mr. Clifford was the President of Orthofix, Inc. and American Medical Electronics, (1994 to 1996), Dallas area healthcare companies in the orthopedic market. From 1989 to 1994, Mr. Clifford served as Division Vice President and prior to that as Vice President of Sales and Marketing for American Cyanamid's Davis and Geck Division, in the medical device market. From 1964 to 1989 Mr. Clifford held various sales and marketing positions in Ethicon Inc., and Iolab Corp, both Johnson & Johnson companies. He is the Chairman of the Nominating Committee. Mr. Clifford holds a BS in economics from Villanova University and an MBA in finance from Drexel University.

     John Hammer, age 56, was initially elected a Director of the Company in
2000.   Mr. Hammer brings extensive experience in the consumer package goods industry, primarily in skin and hair care, nail and color cosmetics, which fit strongly with the Company's focus. He has been President of Revlon Professional Products in North America, President of Redken Laboratories, and Executive VP of Sebastian International. Mr. Hammer has continued to be heavily involved in the health and beauty areas through JMH Enterprises, a consulting group specializing in the packaged goods industry and particularly private and small cap businesses. He is a member of the Compensation, Audit and Nominating Committees. Mr. Hammer received a J.D. from Fordham University School of Law in 1973.

     Dr. Matt Leavitt, DO, age 41, was initially elected a director of the Company in April 1998. Since 1990 he has served as the Chairman, CEO and Medical Director of Leavitt Medical Group, a group of nationwide clinics that perform hair restoration, dermatology and cosmetic surgery procedures. Dr. Leavitt has served as Vice President of the American Board of Hair Restoration since 1997 and is a past President of the American College of Dermatology. He is the former Chairman of the World Association of Hair Restoration Surgeons and an advisor and trustee for the American Academy of Aesthetic & Restorative Surgery. Dr. Leavitt has written chapters in numerous medical textbooks, authored articles in numerous medical journals, and served as editor for several editions of the International Journal of Cosmetic Surgery. Dr. Leavitt is a member of the Compensation, Audit and Nominating Committees. Dr. Leavitt is a graduate of the University of Michigan and Michigan State University College of Osteopathic Medicine and is Board-Certified in Dermatology.

    Glenn A. Oclassen, age 58, was initially elected a Director of the Company in 1999. Mr. Oclassen was founder and Chairman of the Board of NextDerm Inc., a company focused on development and marketing of topical therapeutics for cosmetic skin defects which ProCyte acquired in 1999. Mr. Oclassen founded Oclassen Pharmaceuticals, Inc. in 1985, was President and Chief Executive Officer from 1985 until 1991, and became Chairman of the Board of Directors in January 1991. He served in this role until the company was acquired by Watson Pharmaceuticals in February 1997. Mr. Oclassen founded the Neutrogena Dermatologics division of Neutrogena Corp. in 1977 and served as President until 1982. Mr. Oclassen is the Chairman of the Compensation Committee, and a member of the Audit and Nominating Committees . Mr. Oclassen is also a member of the Board of Connetics Corporation and Derm First, Inc. He received a BS in Zoology from San Diego State University. Mr. Oclassen is a member of the Cutaneous Therapy Society and the North American Clinical Dermatology Society.

     Robert E. Patterson, age 58, was initially elected a Director of the Company in 1994, and was appointed Secretary in August 2000. He has served as a managing director of T.C. Technology US L.P., and he has been a partner in the legal services firm of Squire Sanders and Dempsey since 1972. Mr. Patterson is a director of Acuity Ventures, Capital Pacific Development Inc., Net Vault, Inc., Info One, Inc., LEDA Corporation, NetAlive, Inc., and Transierra Corporation. He is the Chairman of the Audit Committee and is a member of the Compensation and Nominating Committees. Mr. Patterson completed the Executive Program at the Stanford Graduate School of Business in 1986; he obtained his law degree from Stanford Law School and holds a BA in Physics from the University of California at Los Angeles. During the fall of 1998 he served as the Inaugural Fellow of the Tuck Center for Private Equity at Dartmouth College.

Compensation of Directors

     Directors who were not otherwise employed by the Company were paid $1,500 for each meeting attended in person and $500 for each telephonic meeting of the Board of Directors in which they participated. Under the 1998 Non-employee Director Stock Plan, Non-employee Directors were issued shares of the Company's Common Stock, quarterly, in payment of a $12,000 annual retainer fee. Directors who are employed by the Company are not otherwise compensated for attendance at meetings of the Board or its committees. Directors are reimbursed for any expense attendant to Board membership. Under the 1991 Stock Option Plan for non-employee Directors or under the provisions of a similar formula grant program administered under the 1996 Stock Option Plan, non-employee directors receive stock option grants to purchase 12,000 shares of Common Stock upon their initial appointment or election as a director and stock option grants to purchase 6,000 shares of Common Stock annually thereafter. These options are awarded as of the date of the annual meeting and vest as of the date of the following annual meeting.

Committees and Meetings of the Board

     Board of Directors Meetings. During 2000, there were five meetings of the Board of Directors. Each director attended at least 75% of the aggregate number of meetings of the full Board and each committee on which such Board member served.

     Compensation Committee. The Compensation Committee of the Board of Directors has the responsibility for recommending compensation of corporate officers; reviewing annually the operation of all compensation, employment and benefit practices and salary administration procedures; acting as Plan Administrator for all of the Company's employee stock plans; and recommending directors' fees. During 2000, the Compensation Committee consisted of four non-employee directors: Mr. Oclassen (chairman), Mr. Patterson, Mr. Hammer and Dr. Leavitt. The Compensation Committee met four times during 2000.

     Audit Committee. The Audit Committee of the Board of Directors has the responsibility for recommending the selection of the Company's independent auditors, reviewing the scope and schedule of audits, reviewing the results of such audits, reviewing the Company's system of internal financial controls; and such additional powers as may be conferred by the Board of Directors. During 2000, the Audit Committee consisted of the following non-employee directors: Mr. Patterson (chairman), Mr. Hammer, Dr. Leavitt and Mr. Oclassen. The committee met once during 2000.

     Nominating Committee. The Nominating Committee of the Board of Directors is responsible for identifying, qualifying and nominating members of the Company's Board of Directors. The Nominating Committee considers shareholders' recommendations for director nominees if they are submitted to the Committee in writing and include (a) the name and address of the shareholder making a nomination; (b) the number of shares beneficially held by the shareholder and a statement that the shareholder is entitled to vote at such meeting; (c) a statement that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) all information regarding the nominee(s) as would be required for Board nominees under the Commission's proxy rules and a description of any arrangements between the shareholder and such nominee and any other persons, pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. The Committee must receive any such nomination not fewer than 60 nor more than 90 days prior to the date of the annual meeting (or, if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given, not later than ten days following the date such notice was mailed or such public disclosure was made) or, in the case an election to be held at a special meeting, no later than the close of business on the seventh business day following the date notice of such meeting is first given. In 2000, the Nominating Committee was chaired by Mr. Clifford, with members Mr. Hammer, Mr. Patterson, Mr. Oclassen and Dr. Leavitt. The committee met once during 2000.

    Compensation Committee Interlocks and Insider Participation. During 2000, the Compensation Committee consisted of four non-employee directors: Mr. Oclassen (chairman), Mr. Patterson, Dr. Leavitt and Mr. Hammer. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity having one or more executive officers serving as members of the ProCyte Board of Directors or Compensation Committee.

                                 ____________

                              EXECUTIVE OFFICERS

     The executive officers of the Company, and their ages as of April 1, 2001, are as follows:

Name                             Age               Position                     Officer Since
----                             ---               --------                     -------------
Robin L. Carmichael              44       Vice President of Marketing                1998
John F. Clifford                 58       Chairman and Chief Executive Officer       1996

     For biographical summary of Mr. Clifford, see "Election of Directors".

     Robin Carmichael - Vice President of Marketing. Ms. Carmichael joined ProCyte in 1993. She worked in the marketing department as a Product Manager, and became Director of Marketing in 1997, before being appointed Vice President of Marketing in 1998. Ms. Carmichael has over 18 years of sales and marketing experience in the healthcare industry, having held various sales management and marketing positions in the health and medical industries, including six years at Baxter Healthcare. Ms. Carmichael holds a BS in nursing from Seattle University and attended the UCLA Anderson Graduate School of Executive Management.

     EXECUTIVE COMPENSATION

     The table set forth below provides information regarding compensation for each of the three years ended December 31, 2000, 1999 and 1998 with respect to the Company's named executive officers, as determined under SEC rules.

Summary Compensation Table

                                                                                          Long-Term
                                                 Annual Compensation                  Compensation Awards
                                   ------------------------------------------------   -------------------
                                                                     Other Annual      Shares Underlying
Name and Principal Position        Year     Salary ($)  Bonus($)   Compensation ($)        Options(#)
---------------------------        ----     ----------  --------   ----------------        ----------
John F. Clifford/(1)/              2000       255,361                                        100,000
Chairman and Chief Executive       1999       248,063                                        250,000
Officer                            1998       238,000                   69,018                50,000

Robin L. Carmichael/(2)/           2000       115,298                                         40,000
Vice President - Marketing         1999       104,998                                        125,000
                                   1998        97,200                                         20,000

/(1)/ Mr. Clifford joined the Company as President and Chief Executive Officer in August 1996. He received a gross payment in 1998 of $69,018 for reimbursement by the Company of taxable relocation expenses incurred in connection with his relocation in 1996 from Texas to Washington.
/(2)/ Ms. Carmichael was appointed Vice President - Marketing in February, 1998, having previously been employed by the Company as Director of Marketing.

     The following table sets forth certain information with respect to individual grants of stock options made to the Company's named executive officers during the fiscal year ended December 31, 2000.

Option Grants in Fiscal 2000

                                                Individual Grants                             Potential Realizable Value at
                       -------------------------------------------------------------------        Assumed Annual Rates of
                       Number of Shares   Percent of Total                                     Stock Price Appreciation for
                          Underlying     Options Granted to                                          Option Term/(2)/
                           Options           Employees          Exercise       Expiration         ---------------------
     Name              Granted(#)/(1)/        in 2000           Price ($)         Date              5%            10%
     ----              ---------------        -------           ---------         ----            ------        -------
John F. Clifford          100,000               23.7%              0.71         12/13/10          44,652        113,156
Robin L. Carmichael        40,000                9.5%              0.71         12/13/10          17,861         45,262

/(1)/ The options granted in 2000 were incentive stock options (nonqualified to the extent required by tax laws), have exercise prices equal to the fair market value on the date of grant, vest ratably over a period of three years and have a term of ten years. Upon certain corporate events that result in a change of control, the exercise date of all outstanding options for all employees, including executive officers, may be accelerated.
/(2)/ Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of any future stock price growth. Any such growth would benefit all shareholders.

     The following table sets forth certain information with respect to the number and value of unexercised options held by the Company's named executive
officers as of December 31, 2000.   No options were exercised during 2000 by the
named executive officers.

Aggregated Option Exercises in 2000 and Year-End Option Values

                           Number of Unexercised      Value of Unexercised In-the-money
                          Options at Year-end (#)        Options at Year-end ($)/(1)/
Name                     Exercisable/Unexercisable        Exercisable/Unexercisable
----                     -------------------------        -------------------------
John F. Clifford             366,668 / 283,332                     0 / 0
Robin L. Carmichael           97,001 / 129,999                     0 / 0

/(1)/ Value is based upon the market price of the underlying Common Stock on December 31, 2000, ($0.65) less the exercise price. At year-end, none of the options were exercisable at a price below the market price of the underlying Common Stock.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                            EXECUTIVE COMPENSATION

     During 2000, the Compensation Committee (the "Committee") was comprised of four non-employee directors. The Committee considers and makes recommendations to the Board of Directors concerning general compensation policies and employee benefit plans, and specifically recommends salary levels and bonus or stock option awards for executive officers of the Company, including the chief executive officer. The Committee, as Plan Administrator of the Company's employee stock option plans, has sole authority to grant options to executive officers. The Committee's executive salary and bonus recommendations are reviewed by the Board.

     The Company applies a consistent philosophy in its compensation practices for all employees, including executive management. This philosophy is based on the premise that the achievements of the Company result from the combined efforts of all individuals working toward common objectives. The Company strives to achieve its objectives through teamwork that is focused on meeting the expectations of its shareholders. In 2000, the Company's executive officers, including the chief executive officer, received compensation based on the following objectives and policies the Committee recommended on executive compensation.

Objectives and Policy

     The objectives of the Company's executive compensation policy are to:

     . Provide compensation that will attract, retain and motivate experienced executive personnel;
     . Align the interests of management and shareholders by making a substantial portion of executive compensation dependent on the success of the Company, as measured by long-term appreciation in the market price of the Common Stock;
     . Balance considerations of individual achievements each year with the Company's overall performance, both financially and otherwise.

     To further the Company's executive compensation objectives, the policy provides for a combination of base salary, cash incentive bonus awards and long-term stock options.

Base Salary

     In order to determine its recommendations to the Board of Directors concerning the salary level for executive officers, the Committee will, as appropriate, consider published data from annual surveys of executive compensation at comparable healthcare and pharmaceutical companies. These comparable healthcare and pharmaceutical companies include some but not all of the companies included in the NASDAQ Pharmaceutical Index.

     Using any available survey data, the Committee makes recommendations on salary level changes based on its subjective evaluation of the Company executives' individual level of experience, responsibility and performance. The Committee also takes into consideration each executive's comparability with other Company executives. The Committee gives weight to the views of the chief executive officer with respect to executive salaries other than his own. The Committee does not target executive officer salary levels at any specified percentile of corresponding positions at comparable companies.

Bonus Payments

     The Committee may occasionally recommend that the Board of Directors approve a one-time cash bonus to named executive officers in recognition of a specific accomplishment.

     In 2000 the Committee approved a recommendation by management to adopt a cash bonus plan for key employees and executives to provide incentives for meeting specific Company objectives in 2001. The cash bonus plan is based on the accomplishment of certain objectives set by the Committee linked to sales, profits, product launches, cost reductions, and acquisitions of products or companies. Cash bonuses will be awarded as a percentage of base salary for each key employee and executive. An objective must be entirely met in order to contribute to the bonus percentage. None of the officers were awarded bonuses for their 2000 performance.

Stock Options

     The stock option program is currently the Company's long-term incentive plan for executive officers, managers and all employees. The granting of stock options is the principal means available to the Committee to align executive and shareholder long-term interests. A stock option will reward an executive only if the market price of the Common Stock appreciates over the vesting period. Options granted to executive officers generally have a ten-year term, vest over a period of three to five years, and have an exercise price per share equal to the fair market value on the date of grant. There presently are no fixed guidelines for annual grant of stock options to executive officers. Stock options are granted by the Committee to newly hired executives and periodically thereafter based on each executive's position in the Company, previous stock option grants and potential contribution to the long-term success of the Company.

Chief Executive Officer Compensation

     The Company's policy with regard to compensation of the chief executive officer is intended to provide compensation that will attract, retain and motivate an experienced executive, align the interests of management and shareholders by making a substantial portion of the chief executive officer's compensation dependent on the financial success of the Company, and to reward accomplishment of specific goals identified by the Board of Directors, which are related to revenue growth and net profit. To achieve these objectives the compensation of the chief executive officer for 2001 is structured to include a combination of a base salary of $270,010 plus incentive awards and long-term stock options.

Policy with Respect to the $1 Million Deduction Limit

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's chief executive officer and four other most highly compensated executive officers, unless that compensation is considered performance based. The compensation disclosed in this Proxy Statement does not exceed the $1 million limit, and executive compensation for 2001 is also expected to qualify for deductibility. The Company currently intends to structure the performance-based portion of its executive officers' compensation to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

     This report is submitted by the following non-employee directors, who constituted the members of the Compensation Committee for 2000:

Glenn Oclassen (Chairman)
John Hammer
Robert E. Patterson
Dr. Matt Leavitt

                         REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee are independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. On December 4, 2000, the Board of Directors adopted a written Audit Committee Charter, a copy of which is provided herewith as Appendix A. The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2000 with the management of the Company. Additionally, the Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence. Based on the discussions and reviews noted above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2000.

Robert E. Patterson  (Chairman)
Glenn Oclassen
John Hammer
Dr. Matt Leavitt

                        INDEPENDENT PUBLIC ACCOUNTANTS

The board of directors has selected Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"), independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. Deloitte has audited our financial statements annually since 1989. Representatives of Deloitte are expected to be present at the meeting (via conference call) with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The aggregate fees billed for professional services rendered by Deloitte for fiscal year 2000 are as follows:

  (1)  Audit Fees (for audit of our annual financial statements for fiscal year 2000 and reviews of our quarterly financial statements) are estimated to be (not
       including expenses).............................................................        $48,500
  (2)  Financial Information and Systems Design and Implementation Fees (for designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is
       significant to the financial statements taken as a whole).......................        $     0
  (3)  All Other Fees (for all other services).........................................        $ 1,100

The Audit Committee has considered whether the provision of financial information and systems design and implementation services and other services is compatible with maintaining the independence of Deloitte.

                      COMPARATIVE STOCK PERFORMANCE CHART

     The following graph represents the net percentage cumulative total shareholder return on the Common Stock, compared to the cumulative total return of the NASDAQ Stock Market Index (U.S.) and the NASDAQ Pharmaceutical Stocks Index (in which the Company's Common Stock was included) and the Russell 2000 Index for the period of five fiscal years commencing December 31, 1995 and ending December 31, 2000. Since March 25, 1999 the Company's Common Stock has been traded on the NASD OTC bulletin board.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
       AMONG PROCYTE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,
          THE RUSSELL 2000 INDEX AND THE NASDAQ PHARMACEUTICAL INDEX

                                    [GRAPH]

     Year                                1995         1996         1997         1998         1999         2000
--------------------------------------------------------------------------------------------------------------
PROCYTE CORPORATION                    100.00        80.00        33.33        15.56        27.77        23.11
NASDAQ STOCK MARKET (U.S.)             100.00       123.04       150.69       212.51       394.94       237.68
RUSSELL 2000                           100.00       116.49       142.55       138.92       168.45       163.36
NASDAQ PHARMACEUTICALS                 100.00       100.31       103.66       131.95       248.01       308.49

Note: Assumes $100 was invested on December 31, 1995 in each of the Common Stock, the NASDAQ Stock Market Index, the NASDAQ Pharmaceutical Stocks Index and the Russell 2000 Index, and that all dividends were reinvested. Stock price performance shown above for ProCyte Corporation is historical and not necessarily indicative of future price performance.

    EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
                                  ARANGEMENTS

Change of Control

     In February 1997 the Company entered into a Change of Control Agreement with Mr. Clifford to provide for the payment of base salary and associated benefits for two years in the event that a change of control (as defined therein) of the Company resulted in his loss of employment. The original term of such agreement was two years from the date of the agreement, or, if a change of control occurred during such two-year period, the term was to be automatically extended for two years after such change of control. The agreement has subsequently been extended through February 2003.

     In April 1998 the Company entered into a similar Change of Control Agreement with Ms. Carmichael to provide for the payment of base salary and associated benefits for two years in the event that a change of control (as defined therein) of the Company resulted in her loss of employment. The original term of such agreement was two years from the date of the agreement, or, if a change of control occurred during such two-year period, the term was to be automatically extended for two years after such change of control. The agreement has subsequently been extended through 2002.

     Under the Company's 1989 Restated Stock Option Plan and 1996 Stock Option Plan, the vesting of outstanding options is accelerated upon the occurrence of certain events, including certain mergers and business combinations and other changes in control of the Company (as such terms are described in each of the plans).

Severance

     In February 1997 the Company entered into a severance agreement with Mr. Clifford which provided that if his employment as an officer was terminated other than for cause (as defined therein) or as a result of voluntary resignation for good reason (as defined therein) within two years of the date of the agreement, he would be eligible to receive his accrued salary and benefits along with salary continuation and group insurance benefits for a period of twelve months at his then current annual base salary for the fiscal year in which the termination occurred, subject to reduction of the salary continuation by the amount of any other earnings from other employment or personal services. The term of the severance agreement was subsequently extended through February 2003.


                             CERTAIN TRANSACTIONS

     On December 16, 1998 the Company loaned $103,503.50 to Mr. Clifford, Chief Executive Officer, to enable him to purchase 225,000 shares of the Company's Common Stock. The loan was evidenced by a promissory note bearing interest at the rate of 4.28% and due in full on June 30, 2002. At April 10, 2001 the amount outstanding, including accrued interest, was $114,368.08.


                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Director nominations, proposals and other business which shareholders wish to present at the annual meeting in 2002 must be received by the Company no later than December 30, 2001 for inclusion in the proxy statement for such meeting. It is recommended that shareholders submitting proposals direct them to the President of the Company and utilize Certified Mail-Return Receipt Requested.

     In addition, the Company's Bylaws include advance notice provisions that require shareholders desiring to bring nominations or other business before annual shareholders meeting to do so in accordance with the terms of the advance notice provisions. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of the Company regarding such nominations or other business. To be timely, a notice must be delivered to the Secretary at the principal executive offices of the Company not more than 90, but not less than 60 days prior to the date of the annual meeting as determined under the Company's Bylaws.

     Accordingly, a shareholder who intends to present a proposal at the 2002 Annual Meeting of Shareholders without inclusion of the proposal in the Company's proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no earlier than February 23, 2002 and no later than March 23, 2001, assuming that the 2002 Annual Meeting is held on May 23, 2002. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                            SOLICITATION OF PROXIES

     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by directors, officers and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile transmission or messenger. All of the costs of solicitation of proxies will be paid by the Company.

                                OTHER BUSINESS

     The Board of Directors has no knowledge of any other business to be acted upon at the Annual Meeting, nor does the Board intend to bring any other business before the meeting. However, as to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC, has been provided with this Proxy Statement to shareholders of record and the related beneficial shareholders. Additional copies will be furnished without charge upon request to: ProCyte Corporation, 8511 - 154th Ave. NE, Redmond, WA 98052.

                                  APPENDIX A


                              PROCYTE CORPORATION

                            AUDIT COMMITTEE CHARTER


I.   GENERAL FUNCTIONS, AUTHORITY, AND ROLE

The audit committee is a committee of the board of directors. Its primary function shall be to assist the board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the systems of internal controls that management and the board of directors have established, and the company's audit process.

The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under this charter, the audit committee shall have the authority to retain special legal, accounting, or other consultants to advise it, and may request any officer or employee of the company, its outside legal counsel or outside auditor to attend a meeting of the audit committee or to meet with any members of, or consultants to, the audit committee.

The company's outside auditor shall ultimately be accountable to the board of directors and to the audit committee, and the board of directors and audit committee shall, as representatives of the Company's shareholders, have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval). In the course of fulfilling its specific responsibilities hereunder, the audit committee shall strive to maintain an open avenue of communication between the company's outside auditor and the board of directors.

The responsibilities of a member of the audit committee shall be in addition to such member's duties as a member of the board of directors.

While the audit committee shall have the responsibilities and powers set forth in this charter, it shall not be the duty of the audit committee to plan or conduct audits or to determine whether the company's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. These are the responsibilities of management and the outside auditor. Nor shall it be the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor, or to assure compliance with laws and regulations or the company's own policies or code of conduct.

II.  MEMBERSHIP

     The membership of the audit committee shall consist of at least three members of the board of directors who shall serve at the pleasure of the board of directors. The membership of the audit committee shall meet the independence and financial literacy and experience requirements of The Nasdaq Stock Market, Inc., as the same may be modified or supplemented, or similar requirements of such other securities exchange or quotation system as may from time to time apply to the company.


II.  RESPONSIBILITIES

The responsibilities of the audit committee shall be as follows:

     A.  GENERAL

     1. Meet at least once per year, or more frequently if circumstances or the obligations of the audit committee require.

     2. Report audit committee actions to the board of directors with such recommendations as the committee may deem appropriate.

     3. Annually review and reassess the adequacy of this charter and submit it to the board of directors for approval.

     3. Perform such functions as may be assigned by law, the company's articles of incorporation or bylaws, or the board of directors.

     B.  OUTSIDE AUDITOR
     1. As necessary, consider with management and the outside auditor the rationale for employing audit firms other than the principal outside auditor.
     2. Recommend to the board of directors the outside auditor to be nominated, approve the compensation of the outside auditor, and, as necessary, review and approve the discharge of the outside auditor.
     4. Take reasonable steps to confirm the independence of the outside auditor, which shall include (a) ensuring receipt from the outside auditor a formal written statement delineating all relationships between the outside auditor and the company, consistent with Independence Standards Board Standard No. 1, (b) discussing with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and (c) as necessary, taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

     C.  AUDIT PROCESS AND RESULTS
     1. Consider, in consultation with the outside auditor, the audit scope and plan of the outside auditor.
     2. Consider and review with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as the same may be modified or supplemented from time to time.
     3. Review and discuss with management and the outside auditor at the completion of the annual examination:

               a. The company's audited financial statements and related footnotes.

               b. The outside auditor's audit of the financial statements and their report thereon.

               c. Any significant changes required in the outside auditor's audit plan.

               d. Any serious difficulties or disputes with management encountered during the course of the audit.

               e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.
     4. Inquire of management and the outside auditor about the systems of internal controls that management and the board of directors have established and the effectiveness of those systems, and inquire of management and the outside auditor about significant financial risks or exposures and the steps management has taken to minimize such risks to the company.
     5. Meet with the outside auditor and management in separate executive sessions, as necessary or appropriate, to discuss any matters that the committee or any of these groups believe should be discussed privately with the audit committee.

     D.  SECURITIES AND EXCHANGE COMMISSION FILINGS
     1. Review with management and the outside auditor the interim financial reports, when required to be reviewed under generally accepted auditing standards.
     2. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

[front of card]
PROXY                                                                      PROXY
                              ProCyte Corporation
                    8511 - 154th Ave NE, Redmond, WA 98052

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints John F. Clifford and Mark E. Landis as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of ProCyte Corporation held on record by the undersigned on April 10, 2001, at the Annual Meeting of Shareholders of ProCyte Corporation to be held on May 23, 2001, or any adjournment thereof.


1. ELECTION OF DIRECTORS (Please check one)

     [_] FOR all nominees listed below          [_] WITHHOLD AUTHORITY to vote
                                                    for nominees indicated below

  (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

  ___ John F. Clifford          ___ John Hammer              ___ Matt L. Leavitt
  ___ Glenn A. Oclassen         ___ Robert E. Patterson

2 In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

[Back of card]

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all of the listed nominees for director.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Date: ____________________________, 2001

_________________________________________
               Signature

_________________________________________
      Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY, USING THE ENCLOSED ENVELOPE